                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

As independent public accountants, we hereby consent to the use of our report dated March 31, 1997 (and to all references to our Firm) included in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles.

                                                Arthur Andersen LLP

Washington, D.C.
December 18, 1998